As filed with the Securities and Exchange Commission on June 18, 1999
                                                      Registration No. 333-_____

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            Registration Statement
                                     Under
                          The Securities Act of 1933

                         -----------------------------

                         R.R. Donnelley & Sons Company
            (Exact Name of Registrant as Specified in its Charter)

                         -----------------------------


                Delaware                                        36-1004130
      (State or Other Jurisdiction                           (I.R.S. Employer
   of Incorporation or Organization)                      Identification Number)

          77 West Wacker Drive
           Chicago, Illinois                                      60601
(Address of Principle Executive Offices)                        (Zip Code)


          Donnelley Deferred Compensation and Voluntary Savings Plan
                           (Full Title of the Plan)

                         Monica M. Fohrman, Secretary
                             77 West Wacker Drive
                           Chicago, Illinois  60601
                          (Name of Agent For Service)

                                (312) 326-8000
                         (Telephone Number, Including
                       Area Code  of Agent for Service)
                             ---------------------

                                   Copy to:

                                 Jim L. Kaput
                                Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
 Title of Securities to be    Amount to be         Proposed Maximum              Proposed Maximum            Amount of
 Registered(1)               Registered(2)    Offering Price Per Share      Aggregate Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value     4,000,000 shares        $37.84(3)                 $151,360,000.00(3)           $42,078.08
 $1.25
--------------------------------------------------------------------------------------------------------------------------
 Preferred Stock Purchase    4,000,000 rights              (4)                             (4)                      (4)
 Rights
==========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

(2) Also registered hereby are such additional and indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights ("Rights") as may become issuable because of changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the Registration Fee and, pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sale prices of Common Stock of the Registrant on The New York Stock Exchange on June 15, 1999 ($37.84).

(4) Rights are initially carried and traded with the Common Stock of the Company. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by R.R. Donnelley & Sons Company (the "Company") or by the Donnelley Deferred Compensation and Voluntary Savings Plan (the "Plan") are incorporated herein by reference:

          (a) the Annual Report of the Company on Form 10-K for the year ended December 31, 1998;

          (b) the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1999;

          (c) the description of the Rights contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

          (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          (e)  the Plan's latest annual report, if any, filed pursuant to
Section 13(a) 13(c), 14 or 15(d) of the Exchange Act.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and all documents filed by the Plan pursuant to
Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.

          The Company's Restated Certificate of Incorporation contains a provision that is designed to limit the directors' liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. While the Company's Restated Certificate of Incorporation limits the personal liability of directors, it does not eliminate the directors' duty of care. The inclusion of the limitation of liability provision in the Company's Restated Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

          The Company's By-laws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity for which the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceedings or acted in good faith and in what was reasonably believed to be a lawful manner in the Company's best interest.

          Pursuant to Section 145 and the Company's Restated Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage which insures the Company, its subsidiaries and the elected officers and directors of the Company and its subsidiaries, against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

4.1       Restated Certificate of Incorporation (1)

4.2       By-Laws (2)

4.3       Amendment to By-Laws adopted November 22, 1997 (2)

4.4 Rights Agreement, dated as of April 25, 1996 between R.R. Donnelley & Sons Company and First Chicago Trust Company of New York (3)

*23       Consent of Arthur Andersen LLP

*24       Powers of Attorney (included elsewhere herein)

*99       Donnelley Deferred Compensation and Voluntary Savings Plan

______

*Filed herewith

(1) Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (Commission File No. 1-4694).

(2) Exhibits 3(ii)(a) and 3(ii)(b), respectively, to Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4694).

(3) Filed on June 5, 1996 as Exhibit 4 to Form 8-A (Commission File No. 1-4694).

          The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings
          ------------

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 18th day of June, 1999.


                            R.R. DONNELLEY & SONS COMPANY


                            By:  /s/ Monica M. Fohrman
                                 ---------------------
                                     Monica M. Fohrman
                                     Secretary



                               POWER OF ATTORNEY

     KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monica M. Fohrman and Cheryl A. Francis, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


Name                                        Title                    Date
----                                        -----                    ----


/s/ William L. Davis            Chairman and Chief               June 8, 1999
-----------------------------   Executive Officer (Principal
William L. Davis                Executive Officer)


/s/ Cheryl A. Francis           Executive Vice President         June 8, 1999
-----------------------------   and Chief Financial Officer
Cheryl A. Francis               (Principal Financial Officer)

/s/ Gregory A. Stoklosa         Vice President and               June 8, 1999
-----------------------------   Controller (Principal
Gregory A. Stoklosa             Accounting Officer)


/s/ Joseph B. Anderson, Jr.     Director                         June 8, 1999
-----------------------------
Joseph B. Anderson, Jr.

/s/ Martha Layne Collins                  Director              June 8, 1999
----------------------------
Martha Layne Collins


/s/ James R. Donnelley                    Director              June 8, 1999
-----------------------------
James R. Donnelley


/s/ Judith H. Hamilton                    Director              June 8, 1999
-------------------------------
Judith H. Hamilton


/s/ Thomas S. Johnson                     Director              June 8, 1999
----------------------------
Thomas S. Johnson


/s/ George A. Lorch                       Director              June 8, 1999
-----------------------------
George A. Lorch


/s/ M. Bernard Puckett                    Director              June 8, 1999
----------------------------
M. Bernard Puckett


/s/ Oliver R. Sockwell                    Director              June 8, 1999
------------------------------
Oliver R. Sockwell


/s/ Bide L. Thomas                        Director              June 8, 1999
------------------------------
Bide L. Thomas


/s/ Stephen M. Wolf                       Director              June 8, 1999
------------------------------
Stephen M. Wolf

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 18, 1999.


               DONNELLEY DEFERRED COMPENSATION
               AND VOLUNTARY SAVINGS PLAN


               By: /s/ Jack J. McEnery
                   ---------------------------
                   Name: Jack J. McEnery
                   Title: Vice President

                                 EXHIBIT INDEX

Exhibit
Number
------

4.1       Restated Certificate of Incorporation (1)

4.2       By-Laws (2)

4.3       Amendment to By-Laws adopted November 22, 1997 (2)

4.4 Rights Agreement, dated as of April 25, 1996 between R.R. Donnelley & Sons Company and First Chicago Trust Company of New York (3)

*23       Consent of Arthur Andersen LLP

*24       Powers of Attorney (included elsewhere herein)

*99       Donnelley Deferred Compensation and Voluntary Savings Plan

______

*Filed herewith

(1) Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (Commission File No. 1-4694).

(2) Exhibits 3(ii)(a) and 3(ii)(b), respectively, to Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4694).

(3) Filed on June 5, 1996 as Exhibit 4 to Form 8-A (Commission File No. 1-4694).